Exhibit 99.1

Aerie Pharmaceuticals Elects Benjamin F. McGraw, III to Its Board of Directors

BEDMINSTER, N.J., RESEARCH TRIANGLE PARK, N.C., & NEWPORT BEACH, Calif. – October 6, 2014 – Aerie Pharmaceuticals, Inc. (Nasdaq: AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, announced today that Benjamin F. McGraw, III, Pharm.D., has been elected to the Company’s Board of Directors and as a member of the Audit Committee, effective September 30, 2014. Dr. McGraw brings more than 30 years of experience in life sciences, responsible for advancing breakthrough technologies and numerous development-stage programs through commercialization.

“Ben brings a wealth of leadership experience in senior positions at leading pharmaceutical and biotech companies, and we are excited to have him join the team,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie. “His diverse knowledge of the biopharma and specialty pharmaceutical sectors and his successful track record in business development, operations and commercial strategy ensure that he will have a critical voice in his role on the Aerie Board.”

Dr. McGraw is currently Executive Chairman and Chief Executive Officer of TheraVida, Inc., a specialty pharmaceutical company. He also serves as Managing Member and portfolio manager for Long Shadows Asset Management, LLC, a registered investment advisory firm and Chief Executive Officer of Auration Biotech, Inc., a private bio-technology company. Previously, Dr. McGraw was Chairman, President, and CEO of Valentis, Inc., Corporate Vice President, Corporate Development at Allergan, Inc., and VP, Development at Marion Laboratories, Inc. and Marion Merrell Dow Inc. (now Sanofi US). Dr. McGraw received his B.S. degree and his Doctor of Pharmacy degree from the University of Tennessee Health Science Center, where he also completed a clinical practice residency.

“Aerie’s lead products, RhopressaTM and RoclatanTM, have a novel mechanism of action and the potential to offer enhanced value over current therapies for the treatment of glaucoma. I look forward to the progress of these products and of the evolution of the Company into a leading position in the ophthalmic pharmaceutical industry” said Dr. McGraw.

About Aerie Pharmaceuticals

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company has commenced two Phase 3 registration trials in the United States for triple-action RhopressaTM, named “Rocket 1” and “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, and has now commenced a third Phase 3 safety trial, named “Rocket 3,” in Canada.

The Company also recently completed a Phase 2b clinical trial for quadruple-action RoclatanTM, which met the primary efficacy endpoint, demonstrating statistical superiority of RoclatanTM to each of its components. RoclatanTM is a fixed-dose combination of RhopressaTM with latanoprost, the market-leading PGA, and if approved has the potential to be the most efficacious IOP-lowering therapy.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,”

“may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com